  EXHIBIT 99.1

EVIO Inc. Closes Acquisition of Canadian Cannabis Testing Facility, Keystone Labs Inc.

BEND, Ore., – May 03, 2018 – EVIO Inc. (“EVIO” or the “Company”), (OTCQB: EVIO), a leading provider of cannabis testing and scientific research for the regulated cannabis industry, is pleased to announce that EVIO Canada has closed its previously announced acquisition of 50% stake in Keystone Labs Inc.

“We are excited to have completed this transaction and add Keystone Labs to our portfolio,” said William Waldrop, CEO of EVIO. “In Canada, cannabis is federally legal, however, there is a limited number of testing facilities licensed to provide services. Keystone Labs has been licensed for two years, has a strong management team, and we are confident that we can leverage our background and deployment strategies to capture significant market share.”

About EVIO Inc.

EVIO, Inc. is a leading provider of cannabis testing and scientific research for the regulated cannabis industry. The Company’s EVIO Labs division operates coast-to-coast providing state-mandated ancillary services to ensure the safety and quality of the nation's cannabis supply. EVIO is on track to have 18 of its state-of-the-art testing facilities by year-end 2018.

For more information, visit www.eviolabs.com.

About Keystone Labs

Keystone Labs Inc., located in Edmonton, Alberta, is a privately held Heath Canada accredited testing facility with a GMP establishment license. Keystone offers a full array of analytical and microbiological testing services for pharmaceutical, biotechnology, medical device, nutraceutical, medical cannabis and related industries.

For more information, visit http://keystonelabs.ca/.

Safe Harbor Statement

Any statements in this press release that are not statements of historical fact maybe considered to be forward-looking statements. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or www.eviolabs.com.

CONTACT INFORMATION

Company Contact:

Cheryl Kramp

Director of Marketing

EVIO Inc.

888.544.EVIO

PR@EVIOlabs.com